UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant [x]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[   ]     Preliminary Proxy Statement

[   ]     Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]     Definitive Proxy Statement

[   ]     Definitive Additional Materials

[   ]     Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

NEXMED, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]   No fee required.

[  ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

NEXMED, INC.
89 Twin Rivers Drive
East Windsor, New Jersey 08520

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
___________

To Our Stockholders:

Notice is hereby given to all of the stockholders of NexMed, Inc. (the "Company”) that the Annual Meeting of Stockholders of the Company (the "Annual Meeting") will be held on Monday, June 5, 2006 at 11:00 AM., local time, at the Company's headquarter facilities, located at 89 Twin Rivers Drive, East Windsor, New Jersey for the following purposes:

1)	To elect two persons to the Board of Directors of the Company, to serve a three-year term, or until a successor is elected and qualified.

2)	To consider and vote upon a proposal to approve and adopt the NexMed, Inc. 2006 Stock Incentive Plan.

3)	To consider and vote upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP, as the Company’s independent registered public accounting firm for the year ending December 31, 2006.

The enclosed Proxy Statement includes information relating to these proposals. Additional purposes of the Annual Meeting or any adjournment or postponement thereof are to consider and act upon such other business as may properly come before this Annual Meeting or any adjournment or postponement thereof.

All stockholders of record of the Company's common stock, par value $0.001 per share (the “Common Stock”), and the Company’s Series C 6% Cumulative Convertible Preferred Stock (the “Series C Preferred Stock”) at the close of business on April 7, 2006 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. The Common Stock and the Series C Preferred Stock vote together as one class, with each share of Series C Preferred Stock having a number of votes equal to the number of shares of Common Stock issuable upon conversion of such share of Series C Preferred Stock. At least a majority of the shares of Common Stock entitled to vote (including those issuable upon conversion of the Series C Preferred Stock) present in person or by proxy is required for a quorum.

By Order of the Board of Directors

/s/ Vivian H. Liu
Vivian H. Liu
Secretary

April 12, 2006
East Windsor, New Jersey

THE BOARD OF DIRECTORS APPRECIATES AND ENCOURAGES YOUR PARTICIPATION IN THE COMPANY'S ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED. ACCORDINGLY, PLEASE SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD BY MAIL IN THE POSTAGE-PAID ENVELOPE PROVIDED, OR VOTE THESE SHARES BY TELEPHONE AT (800) 560-1965 OR BY INTERNET AT http://www.eproxy.com/nexm/. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY IF YOU WISH AND VOTE IN PERSON. YOUR PROXY IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THE ACCOMPANYING PROXY STATEMENT.

NEXMED, INC.
350 Corporate Boulevard
Robbinsville, New Jersey 08691
_______________________

PROXY STATEMENT
_______________________

General Information

This Proxy Statement is furnished by the board of directors (the “Board” or “Board of Directors”) of NexMed, Inc., a Nevada corporation (“NexMed” or the “Company”), in connection with the solicitation of proxies for use at NexMed’s Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Monday, June 5, 2006, at 11:00 AM, local time, at the Company's headquarter facilities, located at 89 Twin Rivers Drive, East Windsor, New Jersey, and any adjournment or postponement thereof. This Proxy Statement and the accompanying form of proxy are first being mailed to stockholders on or about April 12, 2006.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by delivering to the Company (to the attention of Vivian H. Liu, the Company's Secretary) a written notice of revocation or a properly executed proxy bearing a later date.

Solicitation and Voting Procedures

The solicitation of proxies will be conducted by mail and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company's common stock, par value $.001 per share (the "Common Stock") and holders of the Company’s Series C 6% Cumulative Convertible Preferred Stock (the “Series C Preferred Stock”). The Company may use the services of Wells Fargo Shareowner Services and the Altman Group in soliciting proxies and, in such event, the Company expects to pay approximately $20,000, plus out-of-pocket expenses, for such services. The Company may conduct further solicitation personally, telephonically or by facsimile through its officers, directors and regular employees, none of whom will receive additional compensation for assisting with the solicitation.

The presence at the Annual Meeting of a majority of the shares of Common Stock entitled to vote (including those issuable upon conversion of the Series C Preferred Stock), represented either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. The close of business on April 7, 2006 has been fixed as the record date (the “Record Date”) for determining the holders of shares of Common Stock and Series C Preferred Stock (collectively, the “Stockholders”) entitled to notice of and to vote at the Annual Meeting. The Stockholders will vote as a single class on all matters. Each share of Common Stock outstanding on the Record Date is entitled to one vote on all matters. Each holder of Series C 6% Preferred Stock is entitled to vote the number of shares of Common Stock into which such holder’s shares of Series C Preferred Stock are convertible as of the Record Date. As of April 4, 2006, each share of Series C Preferred Stock was convertible into 7,353 shares of Common Stock. As of April 4, 2006, there were outstanding 66,264,832 shares of Common Stock and 15.5 shares of Series C Preferred Stock convertible into an aggregate of 113,971 shares of Common Stock.

Stockholder votes will be tabulated by the persons appointed by the Board of Directors to act as inspectors of election for the Annual Meeting. Shares of Common Stock and Series C Preferred Stock represented by a properly executed and delivered proxy will be voted at the Annual Meeting and, when the Stockholder has given instructions, will be voted in accordance with those instructions. If no instructions are given, the shares will be voted FOR the election of the nominees for directors named below and FOR Proposal Nos. 2 and 3.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

NexMed’s Amended and Restated Articles of Incorporation, as amended to date (the “Articles of Incorporation”) divide the Company's Board of Directors into three classes, the term of office for each class arranged so that the term of office of one class expires at each Annual Meeting of Stockholders. The Board of Directors currently consists of six members as follows: Class I directors, Sami A. Hashim, MD and Martin R. Wade, III, whose terms expire in 2007; Class II directors, Richard J. Berman and Arthur D. Emil, Esq., whose terms expire in 2006, and if re-elected at the Annual Meeting, in 2009, and Class III directors, Y. Joseph Mo, Ph.D., and Leonard A. Oppenheim, Esq., whose terms expire in 2008.

At the Annual Meeting, the Stockholders will elect two directors to serve as Class II directors. Each of the Class II directors who is elected at the Annual Meeting will serve until the Annual Meeting of Stockholders to be held in 2009, and until such director’s successor is elected or appointed and qualifies or until such director’s earlier resignation or removal. It is intended that, unless authorization to do so is withheld, the proxies will be voted "FOR" the election of each of the director nominees named below. The Board of Directors believes that nominees Richard J. Berman and Arthur D. Emil, Esq., will stand for election and will, if elected, serve as Class II directors. However, with respect to each nominee, in the event such nominee is unable or unwilling to serve as a Class II director at the time of the Annual Meeting, the proxies may be voted for any substitute nominee designated by the present Board of Directors to fill such vacancy or the Board of Directors may be reduced in accordance with the Articles of Incorporation.

The Company’s Corporate Governance/Nominating Committee has reviewed the qualifications of the nominees for Class II director and has recommended such nominees for election to the Board of Directors.

Nominees for Director

The following information was furnished to the Company by the nominees.

Richard J. Berman is, and has been, our President and Chief Executive Officer since January 2006, and has served on the Board of Directors since June 2002. He also served as a member of the Audit Committee, Executive Compensation Committee, Finance Committee and Corporate Governance/Nominating Committee of the Board of Directors between June 2002 and January 2006. Since 2001, Mr. Berman has served as a Director and/or Chairman of several public and private companies. He is currently Chairman of National Investment Managers, a public company in the business of pension administration and investment management; and Chairman of Candidate Resources, a private company delivering HR services over the Web. From 1998 to 2000, he was employed by Internet Commerce Corporation, a high technology company, as Chairman and CEO. Previously, Mr. Berman worked at Goldman Sachs and was Senior Vice President of Bankers Trust Company, where he started the M&A and Leveraged Buyout Departments and advised on over $4 billion of M&A transactions. He is a past Director of the Stern School of Business of NYU, where he earned both a B.S. and an M.B.A. He also has a U.S. and foreign law degree from Boston College and The Hague Academy of International Law, respectively.

Arthur D. Emil, Esq., is and has been a director of the Company and a member of the Audit Committee, Executive Compensation Committee and the Corporate Governance/Nominating Committee of the Board of Directors since June 2003. Mr. Emil has been a practicing attorney in New York City for over forty years, including with Kramer Levin Naftalis & Frankel from 1994 to 2002 and with Cohen Tauber Spievack & Wagner from 2003 to present. Mr. Emil is a principal owner and chairman of Night Sky Holdings LLC, a company which owns several restaurants now operating in the New York area, formerly owned Windows on the World, and operated the Rainbow Room from 1986 until December 1998. Mr. Emil is the founding principal and shareholder of two real estate development firms with commercial, residential and mixed-use properties in Connecticut, New York and Ohio. Mr. Emil has served as trustee for various non-profit organizations including The American Federation of Arts and the Montefiore Medical Center. Mr. Emil received his LLB from Columbia University.

Required Vote and Recommendation of Board of Directors

Under Nevada law, where NexMed is incorporated, shares of Common Stock and Series C Preferred Stock as to which there is an abstention or broker non-vote shall be deemed to be present at the meeting for purposes of determining a quorum. However, because under Nevada law the nominees for the election of directors must be elected by a plurality of the votes cast at the election, abstentions and broker non-votes will have no effect on the outcome of this vote.

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES NAMED ABOVE.

DIRECTORS

Set forth below is certain information as of the Record Date regarding the directors of the Company.

Name	Age	Title

Y. Joseph Mo, Ph.D.	58	Chairman of the Board of Directors

Richard J. Berman	63	Director, Chief Executive Officer and President

Arthur D. Emil	81	Director

Sami A. Hashim, M.D.	76	Director

Leonard A. Oppenheim	59	Director

Martin R. Wade, III	56	Director

Biographical information concerning each of the director nominees is set forth above under the caption “Proposal No. 1 - Election of Directors.” Biographical information concerning the remaining directors of the Company is set forth below.

Sami A. Hashim, MD., is and has been a director of the Company and a member of the Finance Committee and the Corporate Governance/Nominating Committee of the Board of Directors since May 2004. His current term as a member of the Board of Directors expires in 2007. Dr. Hashim has been a Professor of Nutritional Medicine at Columbia University College of Physicians and Surgeons since the early 1970’s. Since 1971, he has been affiliated with St-Luke’s Hospital Center in New York and was Chief of Metabolism and Nutrition from 1971 to 1997. Dr. Hashim has published over 200 papers in peer-reviewed journals and is a recognized expert in the fields of metabolism and nutrition. Dr. Hashim served on research review committees of the National Institutes of Health, and has been a member of the Editorial Boards of the American Journal of Clinical Nutrition and Contemporary Issues in Clinical Nutrition. Dr. Hashim received his MD degree from the State University of New York, with post-graduate training at Harvard University.

Y. Joseph Mo, Ph.D., is, and has been since 1995 the Chairman and a member of the Board of Directors. He served as the Company’s President and Chief Executive Officer from October 1995 to December 2005. His current term as a member of the Board of Directors expires in 2008. Dr. Mo has over 25 years of experience in the pharmaceutical and biotechnology industries. Prior to joining the Company in 1995, Dr. Mo served in various executive positions with pharmaceutical and biotechnology companies, including Johnson & Johnson, Rorer Pharmaceuticals, Beecham Pharmaceuticals and Greenwich Pharmaceuticals. Dr. Mo received his Ph.D. in Industrial and Physical Pharmacy from Purdue University. In 2001, Dr. Mo was recognized as Distinguished Alumnus by the School of Pharmacy at Purdue University.

Leonard A. Oppenheim, Esq., is and has been a director of the Company since 2004, and a member of the Audit Committee since January 2006. His current term as a member of the Board of Directors expires in 2008. Mr. Oppenheim retired from business in 2001 and has since been active as a private investor. From 1999 to 2001, Mr. Oppenheim was a partner in Faxon Research, a company offering independent research to professional investors. From 1983 to 1999, Mr. Oppenheim was a principal in the Investment Banking and Institutional Sales division of Montgomery Securities. Prior to that, he was a practicing attorney. Mr. Oppenheim graduated from New York University Law School in 1976.

Martin R. Wade III, is and has been a director of the Company and a member of the Audit Committee, Executive Compensation Committee, and Finance Committee of the Board of Directors since June 2003, and a member of the Corporate Governance/Nominating Committee since January 2004. His current term as a member of the Board of Directors expires in 2007. Mr. Wade is the chief executive officer of International Microcomputer Software Inc, (IMSI) a software development and publishing firm, and since 2000, has also served as the chief executive officer of Bengal Capital Partners, LLC, a merger and acquisition firm. From 2000 to 2001, Mr. Wade was director and chief executive officer of Digital Creative Development Corp. From 1998 to 2000, Mr. Wade was managing director of Prudential Securities Inc. From 1975 to 1998, Mr. Wade served in various executive positions at Salomon Brothers Inc., Bankers Trust Company, Lehman Brothers and Price Waterhouse Company. Mr. Wade serves on the boards of directors of several companies, including Dimon, Incorporated (NYSE: DMN) and IMSI. Mr. Wade holds an MBA from the University of Wyoming.

There are no family relationships among the directors or executive officers of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership, as of April 4, 2006, of Common Stock by (a) each person known by NexMed to be the beneficial owner of more than 5% of its outstanding voting securities, (b) NexMed’s directors and executive officers, including Y. Joseph Mo and Kenneth F. Anderson, who served as executive officers during most of 2005, individually, and (c) NexMed’s directors and executive officers as a group.

Name, Position and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned(2)	Percent of Class (%)

Richard J. Berman Director, Chief Executive Officer and President (3)	1,201,002	1.8%

Kenneth F. Anderson (4)	109,582	*

Vivian H. Liu Executive Vice President (5)	815,555	1.2%

Mark Westgate Vice President and Chief Financial Officer (6)	126,591	*

Y. Joseph Mo Chairman of the Board of Directors (7)	1,756,429	2.7%

Arthur D. Emil Director (8)	179,954	*

Leonard A. Oppenheim Director (9)	386,702	*

Martin R. Wade, III Director (10)	112,329	*

Sami A. Hashim, MD Director (11)	97,329	*

Loeb Partners Corporation (12) 61 Broadway New York, NY 10006 Attn: Michael Emanuel, Esq.	4,427,236	6.7%

All Current Executive Officers and Directors as a Group (eight persons) (13)	4,675,891	6.9%

* less than 1%

1)     The address for each of the executive officers and directors of the Company is 89 Twin Rivers Drive, East Windsor, New Jersey 08520.
2)     Except as otherwise indicated herein, all shares are solely and directly owned, with sole voting and dispositive power.
3)     Includes 1,150,000 shares issuable upon exercise of stock options exercisable within 60 days.
4)     Mr. Anderson served as Vice President-Commercial Development until December 16, 2005. To the Company’s knowledge, information for Mr. Anderson is accurate as of that date except that options which have since expired are not included.
5)     Includes 454,284 shares issuable upon exercise of stock options exercisable within 60 days
6)     Includes 47,273 shares issuable upon exercise of stock options exercisable within 60 days. Mr. Westgate was appointed Vice President and Chief Financial Officer on December 15, 2005.
7)     Includes 200,000 shares held by a retained annuity trust for the benefit of the Dr. Mo, of which he is the sole trustee.
8)     Includes of 60,000 shares issuable upon exercise of stock options exercisable within 60 days.
9)     Includes of 60,000 shares issuable upon exercise of stock options exercisable within 60 days.
10)   Includes of 80,000 shares issuable upon exercise of stock options exercisable within 60 days.
11)   Includes of 60,000 shares issuable upon exercise of stock options exercisable within 60 days.
12)   Except for percentage information, this information is based upon a Schedule 13D filed with the Securities and Exchange Commission on March 7, 2006.
13)   Includes 1,911,557 shares issuable upon exercise of stock options exercisable within 60 days.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) requires NexMed’s executive officers, directors and persons who beneficially own greater than 10% of a registered class of its equity securities to file certain reports with the Securities and Exchange Commission with respect to ownership and changes in ownership of the Common Stock and other equity securities of the Company.

Based solely on its review of the copies of such reports furnished to the Company and written representations from officers and directors that no other reports were required, the Company’s officers, directors and greater than ten percent stockholders complied with these Section 16(a) filing requirements with respect to the Common Stock during the fiscal year ended December 31, 2005.

DIRECTOR COMPENSATION

In 2001, the Board of Directors adopted a stock option and cash compensation package for its non-employee directors. Upon joining the Board, each new non-employee director receives a stock option package issued pursuant to the NexMed, Inc. Recognition and Retention Stock Incentive Plan, (the “Recognition Plan”), which generally vests over a period of several years from the date of grant based on continuous and uninterrupted service to NexMed. This approach is designed to align the interests of the directors with those of the Stockholders over the long-term since the full benefits of the stock option compensation package cannot be realized unless the stock price appreciation occurs over a number of years. Each non-employee director also receives compensation of $3,000 per month, which the Board has determined will be paid in 2006 to the directors in shares of the Company’s Common Stock

THE BOARD AND ITS COMMITTEES

Director Independence

The Board of Directors has determined that each of Mr. Emil, Dr. Hashim, Mr. Oppenheim and Mr. Wade, is independent under the NASDAQ Stock Market listing requirements.

Meetings of the Board of Directors

During the year ended December 31, 2005, nine meetings of the Board of Directors were held. Each director attended at least 75% of the aggregate number of meetings of the Board and the committees of the Board on which they served during the periods that they served. In June 2005, all of the directors except Messrs. Emil and Wade were present at the Company’s 2005 Annual Meeting of Stockholders.

Committees of the Board

The Board of Directors currently has four committees: the Executive Compensation Committee, the Audit Committee, the Finance Committee, and the Corporate Governance/Nominating Committee.

The Executive Compensation Committee establishes remuneration levels for executive officers of the Company and implements incentive programs for officers, directors and consultants, including the NexMed Inc. Stock Option and Long-Term Incentive Compensation Plan (the “Stock Plan”) and the Recognition Plan. The Executive Compensation Committee was formed on February 7, 2000 and met twice in 2005. The Executive Compensation Committee consists of Messrs. Emil and Wade, neither of whom is an employee of the Company and both of whom meet the independence requirements of the NASDAQ Stock Market listing requirements. Mr. Berman was a member of the Executive Compensation Committee until January 9, 2006, and resigned upon his appointment as Chief Executive Officer of the Company.

The Audit Committee periodically meets with the Company’s financial and accounting management and independent auditors and selects the Company’s independent auditors, reviews with the independent auditors the scope and results of the audit engagement, approves professional services provided by the independent auditors, reviews the independence of the independent auditors and reviews the adequacy of the internal accounting controls. The Audit Committee was formed on February 7, 2000 and acts under a written charter. A copy of the Amended Audit Committee charter was filed as Appendix A to the Proxy Statement for the Company’s 2005 Annual Meeting, which was filed with the Securities and Exchange Commission on April 14, 2005. The Audit Committee met four times in 2005, and consists of Messrs. Emil, Wade and Oppenheim, none of whom is an employee of the Company and each of whom meets the independence and experience requirements of the Nasdaq Stock Market listing requirements. The Board of Directors has determined that Mr. Wade, in addition to being “independent” is an “audit committee financial expert,” as defined Item 401(h) of Regulation S-K. Mr. Berman was a member of the Audit Committee until January 9, 2006, and resigned upon his appointment as Chief Executive Officer of the Company.

The Finance Committee, which was formed on June 21, 2002, makes recommendations to the Board of Directors concerning financing opportunities and instruments. The Finance Committee met once in 2005, and consists of Messrs. Berman, Emil and Hashim.

The Corporate Governance/Nominating Committee, which was formed February 7, 2000, makes recommendations to the Board of Directors concerning candidates for Board vacancies. The Corporate Governance/Nominating Committee met one time in 2005, and consists of Messrs. Email, Wade and Hashim. Mr. Berman was a member of the Corporate Governance/Nominating Committee until January 9, 2006, and resigned upon his appointment as Chief Executive Officer of the Company. The Corporate Governance/Nominating Committee acts under a written charter, which is available on the Company’s website at www.nexmed.com. Each of the members of the Committee meets the independence requirements of the NASDAQ Stock Market listing standards. The Company has not paid any third party a fee to assist in the process of identifying and evaluating candidates for director. The Company has not received any nominees for director from a stockholder or stockholder group that owns more than 5% of the Company’s voting stock.

The Company’s Corporate Governance/Nominating Committee may consider nominees for director of the Company submitted in writing to the Chairman of the Committee, which are submitted by executive officers of the Company, current directors of the Company, search firms engaged by the Committee, and by others in its discretion and, in the circumstances provided below, shall consider nominees for director proposed by a stockholder. Such submitting stockholder shall have provided evidence that he, she or it has beneficially owned at least 5% of the Company’s Common Stock for at least one year. Information with respect to the proposed nominee shall have been provided in writing to the Chairman of the Corporate Governance/Nominating Committee at NexMed, Inc., 89 Twin Rivers Drive, East Windsor, New Jersey 08520, at least 120 days prior to the anniversary of the date of the prior year’s Annual Meeting proxy statement. Such information shall include the name of the nominee, and such information with respect to the nominee as would be required under the rules and regulations of the Securities and Exchange Commission to be included in the Company’s Proxy Statement if such proposed nominee were to be included therein. In addition, the stockholder shall include a statement to the effect that the proposed nominee has no direct or indirect business conflict of interest with the Company, and otherwise meets the Company’s minimum criteria (if any) for consideration as a nominee for director of the Company.

Any other stockholder communications intended for management of the Company or the Board of Directors shall be submitted in writing to the Chairman of the Corporate Governance/Nominating Committee who shall determine, in his discretion, considering the identity of the submitting stockholder and the materiality and appropriateness of the communication, whether, and to whom within the Company, to forward the communication.

The Corporate Governance/Nominating Committee generally identifies potential candidates for director by seeking referrals from the Company’s management and members of the Board of Directors and their various business contacts. There are currently no specific, minimum or absolute criteria for Board membership. Candidates are evaluated based upon factors such as independence, knowledge, judgment, integrity, character, leadership, skills, education, experience, financial literacy, standing in the community and ability to foster a diversity of backgrounds and views and to complement the Board’s existing strengths. There are no differences in the manner in which the Committee will evaluate nominees for director based on whether the nominee is recommended by a stockholder.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation paid by NexMed during the years ended December 31, 2005, 2004 and 2003 to Dr. Y. Joseph Mo, who served as the Company’s Chief Executive Officer until December 14, 2005, Mr. Kenneth Anderson, who served as the Company’s Vice President for Commercial Development until December 16, 2005, and the Company’s two other executive officers who were serving as executive officers at the end of the Company’s last fiscal year (collectively, the “Named Executive Officers”):

Name	Fiscal Year	Annual Salary ($)	Annual Bonus ($)	Long-Term Compensation Awards/Securities Underlying Options (# shares)	All Other Compensation ($)

Y. Joseph Mo	2005 2004 2003	255,000 250,000 250,000	-- -- (1)	-- 300,000 490,000	739,500 (5) 6,000 (2) 6,000 (2)

Kenneth F. Anderson	2005 2004 2003	165,235 162,000 162,000	-- -- 40,000	-- -- --	98,506 (5) 6,000 (2) 5,087 (2)

Vivian H. Liu (3)	2005 2004 2003	163,200 160,000 160,000	-- -- 50,000	180,000 -- --	-- 6,000 (2) 5,025 (2)

Mark Westgate (4)	2005 2004 2003	107,100 105,000 102,000	-- -- 20,400	80,000 -- --	-- 3,774 (2) 2,362 (2)

(1)
In lieu of cash, Dr. Mo was granted a bonus for 2003 of 100,000 shares of the Company’s Common Stock on November 19, 2003, which shares were issued July 12, 2004. The fair market value of such shares on the date of the award was $400,000.

(2)
Consists of matching by the Company of executive’s contribution to the Scudder Kemper 401(K) plan of up to 3% on first $200,000 paid to executive during such year. For Mr. Anderson and Ms. Liu in 2004, the compensation used in the calculation of the matching for 2004 included their 2003 bonus payments which were deferred to 2004.

(3)	Ms. Liu served as the Company’s Vice President and Chief Financial Officer until her promotion to Executive Vice President on December 15, 2005.
(4)	Mr. Westgate served as the Company’s Controller until his promotion to Vice President and Chief Financial Officer on December 15, 2005.
(5)	Includes severance amounts that were accrued at December 31, 2005 and paid in January and February 2006.

Employment Agreements

The Company was a party to employment agreements with each of the four executive officers who served in such capacity during 2005.

On December 15, 2005, the Company entered into three-year employment agreements with Vivian Liu and Mark Westgate, pursuant to which they serve as Company’s Executive Vice President and Vice President, respectively. During their employment with the Company, Ms. Liu and Mr. Westgate will receive annual base salaries of at least $200,000 and $160,000, respectively, and will be eligible to earn an annual bonus based on the attainment of financial targets established by the Board of Directors or its Executive Compensation Committee in consultation with the executives.

The employment agreements provide for grants of options to purchase shares of Company common stock under the Company’s Stock Option and Long-Term Incentive Compensation Plan. These options are intended to be incentive stock options to the fullest extent permitted under the Internal Revenue Code. Pursuant to the agreements, Ms. Liu and Mr. Westgate received a total of 180,000 and 75,000 stock options, respectively, vesting in three equal installments on December 31, 2006, December 16, 2007 and December 16, 2008.

The employment agreements provide that, in the event of termination of the executive’s employment for “Cause” (as defined in the employment agreements), or death and disability, such executive will be entitled to receive any earned but unpaid base salary, bonus and benefits. In the event of the termination of the executive’s employment without Cause or by the executive with “Good Reason” (as defined in the employment agreements), which includes termination after a change in control of the Company, such executive will be entitled to receive any earned but unpaid base salary, bonus and benefits and an amount equal to the executive's annual base salary at the time of such termination for six months, plus an additional week of base salary for every fully-completed year of service. In addition, in the case of the executive’s termination for “Good Reason”, all of such executive's outstanding but unvested stock options will vest immediately.

On September 26, 2003, the Company entered into three-year employment agreements with Kenneth Anderson and Vivian Liu, pursuant to which they would serve as Company’s Vice Presidents. During their employment with the Company, Mr. Anderson and Ms. Liu were to receive an annual base salary of at least $162,000 and $160,000 respectively, and were to be eligible to earn an annual bonus based on the attainment of financial targets established by the Board of Directors or its Executive Compensation Committee in consultation with the executives.

The employment agreements provided for grants of options to purchase shares of Company common stock under the Company’s Stock Plan. These options were intended to be incentive stock options to the fullest extent permitted under the Internal Revenue Code. Mr. Anderson and Ms. Liu received a total of 45,000 and 105,000 stock options, respectively, vesting in three equal installments on December 16, 2003, December 16, 2004 and December 16, 2005. These options were granted in 2002 in anticipation of the execution of employment agreements with Mr. Anderson and Ms. Liu.

The employment agreements provided that, in the event of termination of an executive’s employment for “Cause” (as defined in the employment agreements), or death and disability, such executive would be entitled to receive any earned but unpaid base salary, bonus and benefits. In the event of the termination of an executive’s employment without Cause or by an executive with “Good Reason” (as defined in the employment agreements), which includes termination after a change in control of the Company, such executive would be entitled to receive any earned but unpaid base salary, bonus and benefits and an amount equal to the executive's annual base salary at the time of such termination for six months, plus an additional week of base salary for every fully-completed year of service. In addition, in the case of an executive’s termination for “Good Reason”, all of such executive's outstanding but unvested stock options would vest immediately.

On December 15, 2005, the Company entered into a new three-year employment agreement with Ms. Liu, which is described above and which superseded her 2003 employment agreement. Mr. Anderson ceased being employed by the Company on December 16, 2005. Pursuant to his employment agreement, Mr. Anderson was entitled to receive a severance payment of $98,506, or one-half of his annual salary plus an additional week of base salary for every fully-completed year of service.

On February 26, 2002, the Company entered in to a five-year employment agreement with Y. Joseph Mo, Ph.D., pursuant to which Dr. Mo served as the Company’s Chief Executive Officer and President until December 15, 2005. This employment agreement with Dr. Mo was executed after extensive discussions and negotiations between the Company and Dr. Mo. The Company had engaged the services of PriceWaterhouseCoopers LLP to prepare a report comparing the compensation in Dr. Mo’s employment agreement with the compensation of the senior most officers at a select group of the Company’s peer group.

The employment agreement provided that, during his employment with the Company, Dr. Mo would receive an annual base salary of at least $250,000 (to be raised to $350,000 if the Company sustained gross revenues of $10 million for two consecutive fiscal quarters), subject to annual cost of living increases. Dr. Mo was also eligible to earn an annual bonus based on the attainment of financial targets established by the Board of Directors or its Executive Compensation Committee in consultation with Dr. Mo. In addition to other benefits and perquisites generally provided to employees of the Company, during his employment, the Company agreed to provide Dr. Mo with split dollar life insurance with a death benefit of $2 million, an automobile for his business use, payment of up to $10,000 per year in annual dues for a social club, and up to $20,000 per year for financial and estate planning.

Dr. Mo’s employment agreement provided for three grants of options to purchase 300,000 shares of Company Common Stock per grant under the Company’s Stock Plan. These options were intended to be incentive stock options to the fullest extent permitted under the Internal Revenue Code. The three grants of 300,000 shares of Common Stock were made on February 26, 2002, February 26, 2003 and February 26, 2004. In addition, the Company, subject to certain financial restrictions, agreed to loan Dr. Mo up to an aggregate of $2 million to exercise previously granted options.

Under his employment agreement, Dr. Mo was entitled to deferred compensation in an annual amount equal to one-sixth of the sum of his base salary and bonus for the 36 calendar months preceding the date on which the deferred compensation payments commenced subject to certain limitations, including annual vesting through January 1, 2007. The deferred compensation would be payable monthly for 180 months commencing on termination of Dr. Mo’s employment as discussed below. In addition, Dr. Mo was entitled to a tax gross up in the event any payments to him from the Company were subject to an excise tax under Section 4999 of the Internal Revenue Code, which imposes such excise tax with respect to certain payments made in connection with a change in control.

In the event Dr. Mo’s employment was terminated for “Cause” (as defined in his employment agreement), Dr. Mo would be entitled to receive any earned but unpaid base salary, bonus and benefits but would forfeit all deferred compensation. In the event of the termination of Dr. Mo’s employment due to death or “permanent disability” (as defined in his employment agreement), Dr. Mo (or his estate, if applicable) would be entitled to receive any earned but unpaid base salary, bonus and benefits. In the event of a termination due to permanent disability, Dr. Mo would continue to receive his base salary at 50% of the rate in effect at the time of termination until the earlier of (i) the fifth anniversary of his termination or (ii) January 1, 2014. This payment would be offset by any payments received from the Company’s long-term disability policy to the extent that the sum of the monthly payments from the Company and under the Company’s long term disability policy exceeded Dr. Mo’s “Basic Monthly Earnings” (as defined in the Company’s long term disability policy). In the event of Dr. Mo’s death, the Company would pay his beneficiary or estate (as applicable) a lump sum amount equal to the then present value of Dr. Mo’s deferred compensation arrangement.

In the event Dr. Mo’s employment was terminated by the Company without Cause or by Dr. Mo with “Good Reason” (as defined in the employment agreement), which included termination after a change in control of the Company, Dr. Mo would be entitled to receive any earned but unpaid base salary, bonus and benefits, as well as an amount equal to 2.9 times his average annual base salary at the time of termination. In addition, in the event of either such termination, Dr. Mo would receive the deferred compensation payments, a pro rated bonus for the year in which the termination occurs, up to $10,000 in reimbursement for job search services and two years continued medical coverage or its equivalent. In the event Dr. Mo terminated his employment without Good Reason, Dr. Mo would be entitled to receive any earned but unpaid base salary, bonus and benefits. In addition, Dr. Mo would not begin to receive his deferred compensation payments until January 1, 2014.

On January 25, 2003, the Company, with Dr. Mo’s consent, terminated the split dollar life insurance policy with a death benefit of $2 million.

On December 15, 2005, Dr. Mo ceased to be the Company’s President and Chief Executive Officer. Pursuant to his employment agreement, Dr. Mo was eligible to receive a severance payment of $739,500, which was the equivalent of 2.9 times his average compensation over the 36 month period ended November 30, 2005. Dr. Mo is also entitled to deferred compensation in an annual amount equal to one sixth of the sum of his base salary and bonus for the 36 calendar months preceding the date on which the deferred compensation payments commence subject to certain limitations, including annual vesting through January 1, 2007. The deferred compensation will be payable monthly for 180 months commencing on July 1, 2006. The monthly-deferred compensation payment through May 15, 2021 will be $9,158. Also pursuant to his employment agreement, options held by Dr. Mo to purchase 300,000 shares of the Company’s Common Stock expired on December 15, 2005 and options to purchase 2,574,000 shares of the Company’s Common Stock expired on March 15, 2006.

OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth the stock options granted to the Named Executive Officers during 2005, pursuant to the Stock Plan:

Name	Number of Shares Underlying Options	Percentage of Total Options Granted to Employees in 2005	Exercise Price per Share	Grant Date Present Value (2)

Y. Joseph Mo	0	0	--	--

Kenneth F. Anderson	0	0	--	--

Vivian H. Liu	180,000 (1)	60%	$0.92	$136,800

Mark Westgate	5,000 75,000 (1)	24%	$1.32 $0.92	$4,700 $57,000

(1)
The options were granted on December 15, 2005 pursuant to the terms of the employment agreements with Ms. Liu and Mr. Westgate. The exercise price was based on the fair market value of the Company’s common stock on the date of grant. The options expire on December 15, 2015.

(2)
The fair value of each stock option is estimated on the date of grant using the Black-Scholes option-pricing model. For options with ten-year terms, the assumptions are 106.5%, 4.15% and 0% for the volatility, risk free yield and dividend yield, respectively.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

No stock options were exercised by the Named Executive Officers during 2005. The following table sets forth information concerning the value of unexercised options at December 31, 2005 held by the Named Executive Officers.

Name	Securities Underlying Unexercised Options at Fiscal Year End (#) Exercisable (E) /Unexercisable (U) (1)	Value of Unexercised In-the-Money Options at Fiscal Year End ($) Exercisable(E) /Unexercisable (U) (1)

Y. Joseph Mo	2,764,000 (E) (4) None (U)	$None (E) $None (U)

Kenneth F. Anderson	202,082 (E) (5) None (U)	$17,358 (E) $None (U)

Vivian H. Liu	444,284 (E) (2) 180,000 (U) (6)	$32,492 (E) $None (U)

Mark Westgate	47,273 (E) (3) 75,000 (U) (6)	$6,000 (E) $None (U)

(1)	Based on a closing sale price of the Company’s Common Stock on the NASDAQ Stock Market of $0.77 per share on December 30, 2005.
(2)	Includes stock options at exercise prices ranging from $0.55 - $4.00 per option share.
(3)	Includes stock options at exercise prices ranging from $0.55 - $3.25 per option share.
(4)	Includes stock options at exercise prices ranging from $0.81 - $4.00 per option share.
(5)	Includes stock options at exercise prices ranging from $0.55 - $16.25 per option share.
(6)	Consists of stock options at an exercise price of $0.92.

PERFORMANCE COMPARISON OF TOTAL RETURNS OF NEXMED, INC.,
THE U.S. NASDAQ STOCK MARKET AND NASDAQ PHARMACEUTICALS STOCKS

The following graph shows the yearly change in cumulative total stockholder return on NexMed Common Stock compared to the cumulative total return on the Nasdaq Stock Market (U.S.) and Nasdaq Pharmaceutical Stocks for the past 5 fiscal years (assuming a $100 investment on January 1, 2001 and quarterly reinvestment of dividends during the period).

	1/1/2001	12/31/2001	12/31/2002	12/31/2003	12/31/2004	12/31/2005
NexMed	$100.00	$42.50	$8.88	$49.88	$18.75	$9.63
Nasdaq Pharmaceutical Stocks	$100.00	$85.35	$53.53	$77.72	$84.27	$92.80
Nasdaq	$100.00	$79.08	$55.95	$83.35	$90.64	$92.73

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Richard J. Berman, Arthur D. Emil and Martin R. Wade, III served on the Executive Compensation Committee in 2005, none whom had ever been an employee of NexMed or its subsidiaries prior to 2006. No NexMed executive officer served as a member of the board of directors or the compensation committee of any company whose executive officers included a member of the Board of Directors or the Executive Compensation Committee.

AUDIT COMMITTEE REPORT

  We have reviewed and discussed with management NexMed’s audited consolidated financial statements for the year ended December 31, 2005.

We have discussed with PricewaterhouseCoopers LLP, NexMed’s independent registered public accounting firm, the matters required to be discussed by Statements on Auditing Standards No. 61, Communications with Audit Committees, as amended.

We have also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and have discussed with PricewaterhouseCoopers LLP its independence.

Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the audited financial statements referred to above be included in NexMed’s Annual Report on Form 10-K for the year ended December 31, 2005 filed with the Securities and Exchange Commission.

The Audit Committee of the Board of Directors

Arthur D. Emil
Leonard A. Oppenheim
Martin R. Wade, III

EXECUTIVE COMPENSATION COMMITTEE REPORT

Overall Policy

NexMed’s executive compensation program is designed to be linked to corporate performance and the total return to stockholders over the long-term. The overall objectives of this strategy are to attract and retain the best possible executive talent, to motivate executives to achieve the goals inherent in the Company's business strategy, to link executive and stockholder interests and to reward individual contributions as well as overall business results.

The key elements of the Company's executive compensation during the last fiscal year consisted of base salary, an annual bonus and the grant of stock options under the Stock Plan.

Salaries

The Executive Compensation Committee approves the salaries of the Chief Executive Officer of the Company and exercises oversight over the compensation of the other Named Executive Officers. All final determinations are subjective. In establishing 2005 salary levels for Ms. Liu and Mr. Westgate, the Executive Compensation Committee placed the most emphasis on the progression of the proprietary products under development and the financial condition of the Company based primarily on retaining the executive officers. The Executive Compensation Committee also afforded substantial weight to the Company's long-term prospects and performance. Factors of lesser significance considered were experience of the executive officers and a subjective understanding of salary levels of executive management personnel of other similarly situated companies.

Bonuses

Cash bonuses are awarded to Named Executive Officers based upon a subjective evaluation by the Executive Compensation Committee of the performance of each Named Executive Officer during the year. No bonuses were awarded to the Named Executive Officers during 2005.

Stock Options

Under the Stock Plan, which was adopted by the Company in December 1996, the Company's employees, including the Named Executive Officers, are eligible to receive stock options, stock appreciation rights, restricted stock and other stock-based awards. The Executive Compensation Committee is responsible for determining the recipients and the size of the awards. In selecting the size and type of awards under the Stock Plan, the Executive Compensation Committee considers the nature of the position held as well as the other factors used to determine salaries and its subjective expectation of the potential for appreciation in the market value of the Common Stock. All final determinations are subjective.

Stock options awarded under the Stock Plan generally vest over a period of several years from the date of grant. This approach is designed to align the interests of the executive officers with those of the Stockholders over the long-term since the full benefits of the compensation package cannot be realized unless stock price appreciation occurs over a number of years.

On December 15, 2005, the Company entered into three-year employment agreements with Ms. Liu and Mr. Westgate, pursuant to which they received a total of 180,000 and 75,000 stock options, respectively, vesting in three equal installments on December 31, 2006, December 16, 2007 and December 16, 2008.

Compensation of Chief Executive Officer

Compensation for Y. Joseph Mo, Ph.D., the Company's Chairman of the Board and its President and Chief Executive Officer until December 15, 2005, historically was established in accordance with the principles described above. The Executive Compensation Committee reviewed Dr. Mo’s performance and established his base salary considering the various factors described above for Named Executive Officers. The amount of Dr. Mo’s 2003 stock option bonus was awarded based upon a subjective evaluation by the Executive Compensation Committee of Dr. Mo’s performance during the year. Dr. Mo received no bonus in 2005.  Dr. Mo’s base salary was $250,000 for each of fiscal years 2005, 2004 and 2003. In February of 2003 and 2004, pursuant to the terms of Dr. Mo’s employment agreement, the Company granted Dr. Mo 300,000 stock options at an exercise price of $1.81 and $3.38 per option, respectively. The two grants of 300,000 stock options provided for vesting in three equal annual installments of 100,000 stock options each. Please see “Employment Agreements”, above, for a description of the terms of Dr. Mo’s severance arrangements.

Tax Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code (the “Code”), and the Treasury Regulations issued thereunder, generally disallow a federal income tax deduction to any publicly-held corporation for compensation paid in excess of $1 million in any taxable year to the Chief Executive Officer or any of the four other most highly compensated executive officers employed on the last day of the taxable year, unless such compensation is paid pursuant to a qualified “performance-based compensation” arrangement, the material terms of which are disclosed to and approved by stockholders.

It is the general policy of the Executive Compensation Committee to have executive compensation paid by the Company treated as fully tax deductible, taking into account the limitations imposed by Section 162(m) of the Code. All compensation paid during fiscal year 2005 was determined to be tax deductible. However, due to the inflexibility of qualifying all compensation for an exemption from the application of Section 162(m) of the Code, the Executive Compensation Committee reserves the right to grant future compensation awards in such amounts as it may deem appropriate in the exercise of its business judgment, notwithstanding whether those awards are fully tax deductible.

The Executive Compensation Committee of the
Board of Directors

Richard J. Berman (member of Committee until 1/9/06)
Arthur D. Emil
Martin R. Wade III

PROPOSAL NO. 2

APPROVAL OF THE NEXMED, INC. 2006 STOCK INCENTIVE PLAN

The Company has long had in effect stock-based incentive plans that have allowed the Board of Directors to grant stock options, stock appreciation rights, restricted stock and other stock-based awards to management and other employees, directors and consultants. The use of these programs reflected the belief of our Executive Compensation Committee and of our full Board that encouraging stock ownership by management and other key employees, directors and consultants served to attract, retain and motivate such personnel by providing them a direct, personal financial interest in our continued success. Our Executive Compensation Committee continues to believe that the best way to encourage our management and other key employees to create and enhance value for our stockholders is through a compensation program that encourages stock ownership.

On December 6, 2006, each of the Stock Plan and Recognition Plan will expire. As of April 4, 2006, awards for an aggregate of 2,895,228 shares of Common Stock remain available for grant under such plans, of which, assuming approval of the 2006 Plan, no more than one million of such award shares will be granted. The Executive Compensation Committee recommended, and on March 7, 2006, the Board unanimously approved, subject to stockholder approval, the NexMed, Inc. 2006 Stock Incentive Plan (the “2006 Plan”). Pursuant to the 2006 Plan, the Company may grant to eligible persons awards of incentive stock options (“ISOs”) within the meaning of Section 422(b) of the Code, non-incentive stock options (“NISOs”), restricted stock awards of the Company’s Common Stock and stock appreciation rights.

The 2006 Plan authorizes the Company to grant options, restricted stock awards and SARs (“Awards”) for an aggregate of up to 3 million shares of Common Stock. The Board of Directors believes that stock options, restricted stock awards and SARs are an integral part of the compensation packages to be offered to the Company’s executives, directors, employees and consultants and that the grant of stock options, restricted stock awards and SARs, which align the interests of the recipients with those of the stockholders, is an effective method to attract and retain employees in an industry characterized by a high level of employee mobility and aggressive recruiting of the services of a limited number of skilled personnel.

The following summary of certain features of the 2006 Plan is qualified in its entirety by reference to the full text of the 2006 Plan, which is attached to this Proxy Statement as Appendix A. All capitalized terms used but not defined herein have the respective meanings ascribed to them in the 2006 Plan.

Nature and Purposes of the 2006 Plan

The purposes of the 2006 Plan are to facilitate fair, adequate and competitive compensation and to induce certain individuals to remain in the employ of, or to continue to serve as directors of, or as independent consultants to, the Company and its present and future subsidiary corporations, as defined in section 424(f) of the Code, to attract new individuals to enter into such employment and service and to encourage such individuals to secure or increase on reasonable terms their stock ownership in the Company. The Board believes that the granting of Awards under the 2006 Plan will promote continuity of management, increased incentive and personal interest in the welfare of the Company and aid in securing its growth and financial success.

Duration and Modification

The 2006 Plan will terminate on March 6, 2016, ten years from its approval by the Board of Directors. The Board of Directors may at any time terminate the 2006 Plan or make such modifications to the 2006 Plan as it may deem advisable. The Board, however, may not, without approval by the stockholders of the Company, increase the number of shares of Common Stock as to which Awards may be granted under the 2006 Plan, change the manner of determining stock option or SAR prices, change the class of persons eligible to participate in the 2006 Plan or make other changes to the 2006 Plan which are not permitted without stockholder approval under the Nasdaq rules.

Administration of the Plan

The 2006 Plan will be administered by the Executive Compensation Committee. The Executive Compensation Committee shall have discretion to determine the participants under the 2006 Plan, the types, terms and conditions of the Awards, including performance and other earnout and/or vesting contingencies, permit transferability of awards to an immediate family member of a participant or a trust established on behalf of such immediate family member, interpret the 2006 Plan’s provisions and administer the 2006 Plan in a manner that is consistent with its purpose.

Securities Subject to the Plan; Market Price

The number of shares of Common Stock reserved for issuance upon exercise of Awards granted under the 2006 Plan will be 3 million.

Eligibility and Extent of Participation

The 2006 Plan provides for discretionary grants of Awards to all employees, non-employee directors and consultants to the Company or any of its subsidiaries, or any corporation acquired by the Company or any of its subsidiaries. As of April 4, 2006, we had 26 full time employees and five non-employee directors who would be eligible to participate in the 2006 Plan.

Stock Options

Under the 2006 Plan, the Executive Compensation Committee may grant Awards in the form of options to purchase shares of Common Stock. The initial per share exercise price for an ISO may not be less than 100% of the fair market value of a share of Common Stock on the date of grant, or 110% of such fair market value with respect to a participant who, at such time, owns stock representing more than 10% of the total combined voting power of the Common Stock. The initial per share exercise price for a NISO may not be less than 100% of the fair market value of a share of Common Stock on the date of grant.

No option granted pursuant to the 2006 Plan may be exercised more than 10 years after the date of grant, except that ISOs granted to participants who own more than 10% of the total combined voting power of the Common Stock at the time the ISO is granted may not be exercised more than five years after the date of grant. Any option granted to a non-employee director of the Company or any of its subsidiaries shall be 10 years in duration.

Stock Awards

The 2006 Plan also permits the grant of Awards of shares of Common Stock. A Stock Award is a grant of shares or of a right to receive shares of Common Stock (or their cash equivalent or a combination of both) in the future. Each Stock Award will be subject to conditions, restrictions and contingencies established by the Executive Compensation Committee. In making a determination regarding the allocation of such shares, the Executive Compensation Committee may take into account the nature of the services rendered by the respective individuals, their present and potential contributions to the success of the Company and its subsidiaries and such other factors as the Executive Compensation Committee in its discretion shall deem relevant.

Stock Appreciation Rights

The 2006 Plan also permits the grant of Awards of stock appreciation rights, which are grants of the right to receive shares of Common Stock with an aggregate fair market value equal to the value of the SAR. The value of a SAR with respect to one share of Common Stock on any date is the excess of the fair market value of a share on such date over the Base Value of such SAR. The Base Value of any SAR with respect to one share of Common Stock shall equal the fair market value of a share of Common Stock on the date the SAR is granted.

Voting Rights

Participants will not have any interest or voting rights in shares covered by their Awards until the Awards shall have been exercised or restrictions shall have lapsed and a certificate for such shares shall have been issued.

Adjustment of Number of Shares

In the event that a dividend shall be declared upon the Common Stock payable in shares of Common Stock, the number of shares of Common Stock then subject to any Award and the number of shares of Common Stock available for purchase or delivery under the 2006 Plan but not yet covered by an Award shall be adjusted by adding to each share the number of shares which would be distributable thereon if such shares had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend. In the event that the outstanding shares of Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, sale of assets, merger or consolidation in which the Company is the surviving corporation, then there shall be substituted for each share of Common Stock then subject to any Award, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged.

In the event that there shall be any change, other than as specified directly above, in the number or kind of outstanding shares of Common Stock, or of any stock or other securities into which the Common Stock shall have been changed, or for which it shall have been exchanged, then, if the Executive Compensation Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in the number or kind of shares then subject to any Award and the number or kind of shares available for issuance in accordance with the provisions of the 2006 Plan but not yet covered by an Award, such adjustment shall be made by the Executive Compensation Committee and shall be effective and binding for all purposes of the 2006 Plan and of each Award.

Change in Control

Except as otherwise determined by the Executive Compensation Committee at the time of grant, if a Participant’s employment, or directorship, with the Company and its Subsidiaries is terminated without cause, as defined, or the Participant terminates his or her employment with, or terminates his or her service as a director of, the Company and its Subsidiaries for good reason, as defined, whether voluntarily or otherwise, within one year after the effective date of a Change in Control, as defined, (i) each Option theretofore granted to a Participant which shall not have theretofore expired or otherwise been cancelled shall become immediately exercisable in full upon the occurrence of such termination and shall, to the extent not theretofore exercised, terminate upon the date of termination specified in such Option; (ii) each SAR theretofore granted to a Participant which shall not have theretofore expired or otherwise been cancelled shall become immediately exercisable in full upon the occurrence of such termination and shall, to the extent not theretofore exercised, terminate upon the date of termination specified in such SAR; and (iii) any restrictions applicable to any shares allocated to a Participant in a Stock Award shall forthwith terminate upon the occurrence of such termination.

United States Federal Income Tax Consequences of Issuance and Exercise of Awards

The following discussion of the U.S. Federal income tax consequences of the granting and exercise of stock options under the 2006 Plan, and the sale of Common Stock acquired as a result thereof, is based on an analysis of the Code as currently in effect, existing laws, judicial decisions and administrative rulings and regulations, all of which are subject to change. In addition to being subject to the Federal income tax consequences described below, an optionee may also be subject to state and/or local income tax consequences in the jurisdiction in which he or she works and/or resides. The tax consequences of Awards issued to Participants outside of the U.S. may differ from the U.S. tax consequences.

Non-Incentive Stock Options:

No income will be recognized by an optionee at the time a NISO is granted. Ordinary income will be recognized by an optionee at the time a NISO is exercised, and the amount of such income will be equal to the excess of the fair market value on the exercise date of the shares issued to the optionee over the exercise price. This ordinary income will also constitute wages subject to the withholding of income tax and the Company will be required to make whatever arrangements are necessary to ensure that the amount of the tax required to be withheld is available for payment in cash.

Capital gain or loss on a subsequent sale or other disposition of the shares of Common Stock acquired upon exercise of a NISO will be measured by the difference between the amount realized on the disposition and the tax basis of such shares. The tax basis of the shares acquired upon the exercise of the option will be equal to the fair market value of the shares on the date of exercise.

The Company will be entitled to a deduction for Federal income tax purposes at such time and in the same amount as the amount included in ordinary income by the optionee upon exercise of the NISO, subject to the usual rules as to reasonableness of compensation and provided that the Company timely complies with the applicable information reporting requirements.

Incentive Stock Options:

In general, neither the grant nor the exercise of an ISO will result in taxable income to an optionee or a deduction to the Company. For purposes of the alternative minimum tax, however, the spread on the exercise of an incentive stock option will be considered as part of the optionee’s income.

The sale of the shares of Common Stock received pursuant to the exercise of an ISO which satisfies the holding period rules will result in capital gain to an optionee and will not result in a tax deduction to the Company. To receive incentive stock option treatment as to the shares acquired upon exercise of an ISO, an optionee must not dispose of such shares within two years after the option is granted or within one year after the exercise of the option. In addition, an optionee generally must be an employee of the Company (or a subsidiary of the Company) at all times between the date of grant and the date three months before exercise of the option.

If the holding period rules are not satisfied, the portion of any gain recognized on the disposition of the shares acquired upon the exercise of an ISO that is equal to the lesser of (a) the fair market value of the Common Stock on the date of exercise minus the exercise price or (b) the amount realized on the disposition minus the exercise price, will be treated as ordinary income, with any remaining gain being treated as capital gain. The Company will be entitled to a deduction equal to the amount of such ordinary income.

Restricted Stock Awards:

Restricted Stock Awards are generally subject to ordinary income tax at the time the restrictions lapse, unless the Participant elects to accelerate recognition as of the time of grant. The Company will be entitled to a corresponding Federal income tax deduction at the time the Participant recognizes ordinary income.

Stock Appreciation Rights:

The Participant receiving a SAR will not recognize Federal taxable income at the time the SAR is granted. When the Participant receives the appreciation inherent in the SARs in stock, the spread between the then current market value and the Base Value will be taxed as ordinary income to the Participant. The Company will be entitled to a Federal tax deduction equal to the amount of ordinary income the Participant is required to recognize as the result of exercising the SAR.

New Plan Benefits

Because participation in the 2006 Plan and the amount and terms of Awards under the Plan are at the discretion of the Committee (subject to the terms of the Plan), benefits are not currently determinable. Compensation paid and other benefits granted to Named Executive Officers of the Company for the 2005 fiscal year are set forth in the Summary Compensation Table. If the 2006 Plan had been in effect in 2005, the persons and groups shown in the following table would have received the number of stock options shown below, which are the same number of stock options as were actually granted to the persons and groups in 2005 under the The NexMed Inc. Stock Option and Long Term Incentive Plan and The NexMed Inc. Recognition and Retention Stock Incentive Plan. No other stock-based awards would have been granted under the 2006 Plan in 2005 had the 2006 Plan been in effect in 2005.

NexMed, Inc. 2006 Stock Incentive Plan
Name and Position	Number of options

Y. Joseph Mo	0

Kenneth F. Anderson	0

Vivian H. Liu	180,000

Mark Westgate	80,000

Current executive officers, as a group	260,000

All current directors who are not executive officers, as a group	60,000

All employees in 2005, including all current officers who are not executive officers, as a group	75,650

Equity Compensation Plan Information

The following table gives information as of December 31, 2005, about shares of our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans (together, the "Equity Plans"):

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders	5,018,880 (1)	$2.83	1,257,773 (2) (3)
Equity compensation plans not approved by security holders	--	--	--
Total	5,018,880	$2.83	1,257,773

(1) Consists of options outstanding at December 31, 2005 under The NexMed Inc. Stock Option and Long Term Incentive Plan and The NexMed Inc. Recognition and Retention Stock Incentive Plan.

(2) Consists of 936,973 and 320,800 shares of common stock that remain available for future issuance, at December 31, 2005, under the Incentive Plan and Recognition Plan, respectively. These Plans expire according to their terms on December 4, 2006.

(3) Does not include options to purchase 2,574,000 shares of the Company’s Common Stock held by Dr. Mo, former Chief Executive Officer of the Company, which expired on March 15, 2006. Upon expiration, these options became available for future issuance under the plan.

REQUIRED VOTE AND RECOMMENDATION OF BOARD OF DIRECTORS

Under Nevada law, shares as to which there is an abstention or broker non-vote shall be deemed to be present at the meeting for purposes of determining a quorum. However, because under Nevada law approval of this proposal requires that the votes cast in favor of it exceeds the votes cast opposing it, abstentions and broker non-votes will have no effect on the outcome of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE 2006
STOCK PLAN

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm to audit and report upon the consolidated financial statements and internal control over financial reporting of the Company for the 2006 fiscal year and is submitting this matter to the stockholders for their ratification. PricewaterhouseCoopers LLP served as the Company’s independent registered public accounting firm in fiscal year 2005 and in prior years.

A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement and will be able to respond to appropriate questions.

Audit Fees

The aggregate fees billed or to be billed by PricewaterhouseCoopers LLP for each of the last two fiscal years for professional services rendered for the audit of the Company’s annual financial statements included in the Company’s Annual Report on Form 10-K and review of financial statements included in the Company’s quarterly reports on Form 10-Q, the audit of the effectiveness of the Company’s internal controls as mandated by Section 404 of the Sarbanes Oxley Act of 2002 and services that were provided in connection with statutory and regulatory filings or engagements were $468,000 for 2005 and $479,795 for 2004.

Audit-related Fees

 The were no fees billed or to be billed by PricewaterhouseCoopers LLP for each of the last two fiscal years for assurance and related services that were reasonably related to the performance of the audit or review of the Company's financial statements and that are not reported under “Audit Fees” above.

Tax Fees

The aggregate fees billed by PricewaterhouseCoopers LLP in each of the last two fiscal years for professional services rendered for tax compliance, tax advice and tax planning were $23,000 for 2005 and $123,950 for 2004 . The nature of the services performed for these fees included the preparation of the federal and state tax returns and fees associated with the preparation of an application to sell our New Jersey state tax losses. The 2004 payment included a one-time payment to settle commissions that would have been owed to PricewaterhouseCoopers LLP in future years upon the sale of the Company’s New Jersey State tax losses. The State of New Jersey approved the sale by the Company of those losses based on the application prepared by PricewaterhouseCoopers.   Since the provisions of the Sarbanes Oxley Act of 2002 no longer allow contingency based fee arrangements, the Company paid at one time in 2004, the estimated remaining total fees owed to PricewaterhouseCoopers.

All Other Fees

There were no other fees billed to the Company by PricewaterhouseCoopers LLP during 2005 and 2004.

Pre-Approval Policies and Procedures

It is the policy of the Company that all services provided by PricewaterhouseCoopers LLP be pre-approved by the Audit Committee. PricewaterhouseCoopers LLP provides the Audit Committee with an engagement letter during the first quarter of each fiscal year outlining the scope of the audit services proposed to be performed during the fiscal year and the estimated fees for such services. Pre-approval of audit and permitted non-audit services may be given by the Audit Committee at any time up to one year before the commencement of such services by PricewaterhouseCoopers LLP. Pre-approval must be detailed as to the particular services to be provided. Pre-approval may be given for a category of services, provided that (i) the category is narrow enough and detailed enough that management of the Company will not be called upon to make a judgment as to whether a particular proposed service by PricewaterhouseCoopers LLP fits within such pre-approved category of services and (ii) the Audit Committee also establishes a limit on the fees for such pre-approved category of services. The Chairman of the Audit Committee has, and the Audit Committee may delegate to any other member of the Audit Committee, the authority to grant pre-approval of permitted non-audit services to be provided by PricewaterhouseCoopers LLP between Audit Committee meetings; provided, however, that any such pre-approval is required to be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee pre-approved all audit and permitted non-audit services that were provided in 2005 and 2004.

Required Vote and Recommendation of Board of Directors

Under Nevada law, shares as to which there is an abstention or broker non-vote shall be deemed to be present at the meeting for purposes of determining a quorum. However, because under Nevada law approval of this proposal requires that the votes cast in favor of it exceeds the votes cast opposing it, abstentions and broker non-votes will have no effect on the outcome of this proposal. If stockholders do not ratify the selection of PricewaterhouseCoopers LLP, the Board of Directors will consider other independent auditors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE
APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2006.

STOCKHOLDER PROPOSALS

Stockholder proposals will be considered for inclusion in the Proxy Statement for the 2007 Annual Meeting in accordance with Rule 14a-8 under the Exchange Act, if they are received by the Secretary of the Company on or before February 5, 2007.

Stockholders who intend to present a proposal at the 2007 Annual Meeting of Stockholders without inclusion of such proposal in the Company's proxy materials for the 2007 Annual Meeting are required to provide notice of such proposal to the Company no later than thirty-five (35) days nor more than sixty (60) days prior to the one year anniversary of the date of the 2006 Annual Meeting of Stockholders. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Proposals and notices of intention to present proposals at the 2006 Annual Meeting should be addressed to Secretary, NexMed, Inc., 89 Twin Rivers Drive, East Windsor, New Jersey 08520.

OTHER MATTERS

The Board of Directors knows of no other business that will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to vote. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope or vote these proxies by telephone at (800) 560-1965 or by internet at http/www.eproxy.com/nexm/.

By Order of the Board of Directors,

/s/ Vivian H. Liu
Vivian H. Liu
Secretary
April 12, 2006
East Windsor, NJ

Annex A

NEXMED, INC.

2006 STOCK INCENTIVE PLAN

1.  Purpose.

The purposes of this 2006 Stock Incentive Plan (the “Plan”) are to induce certain individuals to remain in the employ of, or to continue to serve as directors of or as independent consultants to, NexMed, Inc. (the “Company”) and its present and future subsidiary corporations (each a “Subsidiary”), as defined in section 424(f) of the Internal Revenue Code of 1986, as amended (the “Code”) and that are members of the Company’s controlled group under section 414(b) of the Code or under common control with the Company under section 414(c) of the Code, to attract new individuals to enter into such employment and service and to encourage such individuals to secure or increase on reasonable terms their stock ownership in the Company. The Board of Directors of the Company (the “Board”) believes that the granting of awards (the “Awards”) under the Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company and aid in securing its continued growth and financial success.

2.  Shares Subject to Plan.

The maximum number of shares of the common stock, par value of $0.001 per share (the “Common Stock”), of the Company with respect to which Options or SARs may be granted or that may be delivered as Stock Awards to participants (“Participants”) and their beneficiaries under the Plan shall be three million (3,000,000). If any Awards expire or terminate for any reason without having been exercised in full, new Awards may thereafter be granted with respect to the unpurchased shares subject to such expired or terminated Awards.

3.  Administration.

(a)            The Plan shall be administered by the Compensation Committee of the Company’s Board of Directors (the “Committee”). All determinations of the Committee shall be made by a majority of its members present at a meeting duly called and held. Any decision or determination of the Committee reduced to writing and signed by a majority of the members of the Committee (or by a member of the Committee to whom authority has been delegated) shall be fully as effective as if it had been made at a meeting duly called and held.

(b)            The Committee’s powers and authority shall include, but not be limited to, (i) selecting individuals for participation who are employees or consultants of the Company and any Subsidiary of the Company or other entity in which the Company has a significant equity or other interest as determined by the Committee, and members of the Board; (ii) determining the types and terms and conditions of all Awards granted, including performance and other earnout and/or vesting contingencies; (iii) subject to Section 11 hereof, permitting transferability of Awards to an immediate family member of a Participant or a Trust established on behalf of such immediate family member; (iv) interpreting the Plan’s provisions; and (v) administering the Plan in a manner that is consistent with its purpose. The Committee’s determination on the matters referred to in this Section 3(b) shall be conclusive. Any dispute or disagreement which may arise under, or as a result of or with respect to, any Award shall be determined by the Committee, in its sole discretion, and any interpretations by the Committee of the terms of the Plan or of any Award shall be final, binding and conclusive.

4.  Types of Awards.

The types of Awards that may be granted under the Plan are:

(a)            A stock option, which represents a right to purchase a specified number of shares of Common Stock during a specified period at a price per share which is no less than that required by Section 6 hereof. Options will be either (i) “incentive stock options” (which term, when used herein, shall have the meaning ascribed thereto by the provisions of section 422(b) of the Code) or (ii) options which are not incentive stock options (“non-incentive stock options”) (together, “Options”), as determined at the time of the grant thereof by the Committee.

(b)            A stock Award (“Stock Award”), which is a grant of shares of Common Stock. Each Stock Award shall be subject to such conditions, restrictions and contingencies as the Committee shall determine and which shall constitute a “substantial risk of forfeiture” within the meaning of section 409A of the Code . In making a determination regarding the allocation of such shares, the Committee may take into account the nature of the services rendered by the respective individuals, their present and potential contributions to the success of the Company and Subsidiaries and such other factors as the Committee in its discretion shall deem relevant.

(c)            A stock appreciation right (“SAR”), which is a grant of the right to receive shares of Common Stock of an aggregate fair market value equal to the Value (as defined in Section 7 hereof) of the SAR.

5.  Eligibility.

An Award may be granted only to (a) employees of the Company or a Subsidiary, (b) directors of the Company or a Subsidiary who are not employees of the Company or a Subsidiary (“Outside Directors”), (c) employees of a corporation which has been acquired by the Company or a Subsidiary, whether by way of exchange or purchase of stock, purchase of assets, merger or reverse merger, or otherwise who hold options with respect to the stock of such corporation which the Company has agreed to assume and (d) independent consultants who render services to the Company or a Subsidiary.

6.  Stock Option Prices and Fair Market Value.

(a)            Subject to Section 13 hereof, the per share option price of any Option which is an incentive stock option shall not be less than the fair market value of a share of Common Stock on the date of grant; provided, however, that, in the case of a Participant who owns (within the meaning of section 424(d) of the Code) more than 10% of the total combined voting power of the Common Stock at the time an Option which is an incentive stock option is granted to him or her, the per share option price shall not be less than 110% of the fair market value of a share of Common Stock on the date of grant.

(b)            Subject to Section 13 hereof, the per share option price of any Option which is a non-incentive stock option shall not be less than the fair market value of a share of Common Stock on the date of grant.

(c)            Subject to Section 13 hereof, the per share option price of any Option which is granted to an Outside Director shall be equal to the fair market value of a share of Common Stock on the date of grant.

(d)            For all purposes of this Plan, the fair market value of a share of Common Stock on any date, if the Common Stock is then listed on a national securities exchange or traded on the NASDAQ National Market System, shall be equal to the closing sale price of a share of Common Stock or, if there is no sale of the Common Stock on such date, shall be equal to the closing sale price of a share of Common Stock on the last date such Stock was traded or, if the shares of Common Stock are not then listed on a national securities exchange or such system on such date, the fair market value of a share of Common Stock on such date as shall be determined in good faith by the Committee.

7.  Value of a SAR.

For purposes of this Plan, the “Value” of a SAR with respect to one share of Common Stock on any date is the excess of the fair market value of a share on such date, over the “Base Value” of such SAR. The “Base Value” of any SAR with respect to one share of Common Stock shall equal the fair market value of a share of Common Stock as of the date the SAR is granted.

8.  Awards Term.

(a)            Options shall be granted for such term as the Committee shall determine, not in excess of ten years from the date of the granting thereof; provided, however, that, in the case of a Participant who owns (within the meaning of section 424(d) of the Code) more than 10% of the total combined voting power of the Common Stock at the time an Option which is an incentive stock option is granted to him or her, the term with respect to such Option shall not be in excess of five years from the date of the granting thereof; and provided, further, however, that, except as otherwise determined by the Committee, the term of an Option granted to an Outside Director shall be ten years from the date of the granting thereof.

(b)            SARs shall be granted for such term as the Committee shall determine, not in excess of ten years from the date of the granting thereof.

9.  Limitation on Amount of Awards Granted.

(a)            The aggregate fair market value of the shares of Common Stock for which any Participant may be granted incentive stock options which are exercisable for the first time in any calendar year (whether under the terms of the Plan or any other stock option plan of the Company) shall not exceed $100,000.

(b)            Subject to the overall limitation on the number of shares of Common Stock that may be delivered under the Plan, the Committee may use available shares of Common Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company, including the plan of any entity acquired by the Company.

10.            Exercise of Awards.

(a)            Options

(i) Except as otherwise determined by the Committee at the time of grant or as provided in Section 12 hereof, a Participant may not exercise an Option during the period commencing on the date of the grant of such Option to him or her and ending on the day immediately preceding the first anniversary of such date. Except as otherwise provided herein or determined by the Committee at the time of grant, a Participant may (A) during the period commencing on the first anniversary of the date of the grant of an Option to him or her and ending on the day immediately preceding the second anniversary of such date, exercise such Option with respect to one-quarter of the shares granted thereby, (B) during the period commencing on the second anniversary of the date of such grant and ending on the day immediately preceding the third anniversary of the date of such grant, exercise such Option with respect to one-half of the shares granted thereby, (C) during the period commencing on the third anniversary of the date of such grant and ending on the day immediately preceding the fourth anniversary of such date, exercise such Option with respect to three-quarters of the shares granted thereby and (D) during the period commencing on the fourth anniversary of the date of such grant and ending at the time the Option expires pursuant to the terms hereof, exercise such Option with respect to all of the shares granted thereby.

(ii)            Except as hereinbefore otherwise set forth and as otherwise determined by the Committee at the time of grant, an Option may be exercised either in whole or for not less than 500 shares of Common Stock at any one time. Notwithstanding the foregoing, in the event that the vested portion of a Participant’s Option pursuant to Section 10(a)(i) is less than 500 shares, such Participant may exercise the entire vested amount.

(iii)            An Option may be exercised only by a written notice of intent to exercise such Option with respect to a specific number of shares of the Common Stock and payment to the Company of the amount of the option price for the number of shares of the Common Stock so specified; provided, however, that, subject to the requirements of Regulation T (as in effect from time to time) promulgated under the Securities Exchange Act of 1934, the Committee may implement procedures to allow a broker chosen by a Participant to make payment of all or any portion of the option price payable upon the exercise of an Option and receive, on behalf of such Participant, all or any portion of the shares of the Common Stock issuable upon such exercise.

(iv)            The Committee may, in its discretion, permit any Option to be exercised, in whole or in part, prior to the time when it would otherwise be exercisable.

(b)             Stock Awards

(i)             Except as otherwise provided in this Section and Section 3, the shares allocated to a Participant may not be sold, assigned, transferred or otherwise disposed of, and may not be pledged or hypothecated. Except as otherwise determined by the Committee at the time of grant, the restrictions on any Stock Award shall terminate as follows:

 (A) as to twenty-five percent (25%) of the restricted shares owned by the Participant on the first anniversary of the date of his or her Restricted Stock Agreement (as such term is defined in Section 10(b)(iii));

 (B) as to an additional twenty-five percent (25%) of the restricted shares owned by the Participant on the second anniversary of the date of his or her Restricted Stock Agreement;

 (C) as to an additional twenty-five percent (25%) of the restricted shares owned by the Participant on the third anniversary of the date of his or her Restricted Stock Agreement; and

 (D) as to an additional twenty-five percent (25%) of the restricted shares owned by the Participant on the fourth anniversary of the date of his or her Restricted Stock Agreement.

(ii)            Upon issuance of the certificate or certificates for the shares subject to a Stock Award in the name of a Participant, which shares shall be issued as soon as practicable following vesting, the Participant shall thereupon be a stockholder with respect to all such shares represented by such certificate or certificates issued and delivered to him or her and such person shall have the rights of a stockholder with respect to such shares, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares.

(c)            SARs

(i)            Except as otherwise determined by the Committee at the time of grant, a Participant may not exercise an SAR during the period commencing on the date of the grant of such SAR to him or her and ending on the day immediately preceding the first anniversary of such date. Except as otherwise determined by the Committee at the time of grant, a Participant may (A) during the period commencing on the first anniversary of the date of the grant and ending on the day immediately preceding the second anniversary of such date, exercise one-quarter of the SARs granted, (B) during the period commencing on the second anniversary of the date of such grant and ending on the day immediately preceding the third anniversary of the date of such grant, exercise one-half of the SARs granted, (C) during the period commencing on the third anniversary of the date of such grant and ending on the day immediately preceding the fourth anniversary of such date, exercise three-quarters of the SARs granted and (D) during the period commencing on the fourth anniversary of the date of such grant and ending at the time the SARs expire pursuant to the terms hereof, exercise all of the SARs granted.

(ii)            Except as hereinbefore otherwise set forth and as otherwise determined by the Committee at the time of grant, a SAR may be exercised either in whole or with respect to the appreciation of not less than 500 shares of Common Stock at any one time. Notwithstanding the foregoing, in the event that the vested portion of a Participant’s SAR pursuant to Section 10(c)(i) is with respect to less than 500 shares, such Participant may exercise the entire vested amount.

(iii)            A SAR may be exercised only by a written notice of intent to exercise such SAR with respect to the appreciation of a specific number of shares of the Common Stock.

(iv)            Upon the exercise of a SAR, a Participant shall be entitled to receive shares of Common Stock, rounded down to the nearest whole share, the fair market value of which, in the aggregate, equals the Value of such SAR on the date of exercise.

(v)            The Committee may, in its discretion, permit any SAR to be exercised prior to the time when it would otherwise be exercisable.

(d)            Each Participant receiving shares subject to an Award shall (A) agree that such shares shall be subject to, and shall be held by him or her in accordance with all of the applicable terms and provisions of, the Plan, (B) represent and warrant to the Company that he or she is acquiring such shares for investment for his or her own account (unless there is then current a prospectus constituting part of an effective Registration Statement relating to the shares under Section 10(a) of the Securities Act of 1933, as amended) and, in any event, that he or she will not sell or otherwise dispose of said shares except in compliance with the Securities Act of 1933, as amended, (C) agree that the Company may place on the certificates representing the shares or new or additional or different shares or securities distributed with respect to the Stock Award such legend or legends as the Company may deem appropriate and that the Company may place a stop transfer order with respect to such shares with the Transfer Agent(s) for the Common Stock and (D) with respect to Stock Awards, at his or her option, be entitled to make the election permitted under section 83(b) of the Code, to include in gross income in the taxable year in which the shares are transferred to him or her, the fair market value of such shares at the time of transfer, notwithstanding that such shares are subject to a substantial risk of forfeiture within the meaning of the Code. If the Award is a Stock Award, the foregoing agreement, representation and warranty shall be contained in an agreement in writing (“Restricted Stock Agreement”) which shall be delivered by the Participant to the Company.

11.  Termination of Employment or Service.

(a)  Except as otherwise provided in Section 12 hereof, and except as otherwise determined by the Committee at the time of grant, in the event a Participant leaves the employ or service, or ceases to serve as a director, of the Company and the Subsidiaries, whether voluntarily or otherwise but other than by reason of his or her death or, in the case of a Participant who shall be an employee or director, retirement or disability, (i) each Option theretofore granted to him or her which shall not have been exercisable prior to the date of the termination of his or her employment or service shall terminate immediately and each other Option theretofore granted to him or her which shall not have theretofore expired or otherwise been cancelled shall, to the extent exercisable on the date of such termination of employment or service and not theretofore exercised, terminate upon the earlier to occur of the expiration of 90 days after the date of such Participant’s termination of employment or cessation of service and the date of termination specified in such Option; (ii) each share allocated to the Participant under a Stock Award subject to restriction at such date shall be deemed redelivered to the Company immediately; and (iii) each SAR theretofore granted to him or her which shall not have been exercisable prior to the date of the termination of his or her employment or service shall terminate immediately and each other SAR theretofore granted to him or her which shall not have theretofore expired or otherwise been cancelled shall, to the extent exercisable on the date of such termination of employment or service and not theretofore exercised, terminate upon the earlier to occur of the expiration of 90 days after the date of such Participant’s termination of employment or cessation of service and the date of termination specified in such SAR.

(b)  Except as otherwise determined by the Committee at the time of grant, and notwithstanding the foregoing, if a Participant is terminated for cause (as defined herein), (i) each Award theretofore granted to him or her which shall not have theretofore expired or otherwise been cancelled shall, to the extent not theretofore exercised, terminate forthwith, and (ii) each share allocated to the Participant under a Stock Award subject to restriction at such date shall be deemed redelivered to the Company immediately.

(c)  Except as otherwise provided in Section 12 hereof, and except as otherwise determined by the Committee at the time of grant, in the event a Participant leaves the employ, or ceases to serve as a director, of the Company and the Subsidiaries by reason of his or her retirement (as defined herein), (i) each Option theretofore granted to him or her which shall not have theretofore expired or otherwise been cancelled shall become immediately exercisable in full and shall, to the extent not theretofore exercised, terminate upon the earlier to occur of the expiration of six months after the date of such retirement and the date of termination specified in such Option; (ii) each SAR theretofore granted to him or her which shall not have theretofore expired or otherwise been cancelled shall become immediately exercisable in full and shall, to the extent not theretofore exercised, terminate upon the earlier to occur of the expiration of six months after the date of such retirement and the date of termination specified in such SAR; and (iii) any restrictions applicable to any shares allocated to such Participant in a Stock Award shall forthwith terminate.

(d)              Except as otherwise determined by the Committee at the time of grant, in the event a Participant’s employment or service with the Company and the Subsidiaries terminates by reason of his or her death, (i) each Option theretofore granted to him or her which shall not have theretofore expired or otherwise been cancelled shall become immediately exercisable in full and shall, to the extent not theretofore exercised, terminate upon the earlier to occur of the expiration of six months after the date of the qualification of a representative of his or her estate and the date of termination specified in such Option; (ii) each SAR theretofore granted to him or her which shall not have theretofore expired or otherwise been cancelled shall become immediately exercisable in full and shall, to the extent not theretofore exercised, terminate upon the earlier to occur of the expiration of six months after the date of the qualification of a representative of his or her estate and the date of termination specified in such SAR; and (iii) any restrictions applicable to any shares allocated to such Participant in a Stock Award shall forthwith terminate.

(e)             Except as otherwise provided in Section 12 hereof, and except as otherwise determined by the Committee at the time of grant, in the event a Participant leaves the employ, or ceases to serve as a director, of the Company and the Subsidiaries by reason of his or her disability (as defined herein), (i) each Option theretofore granted to him or her which shall not have theretofore expired or otherwise been cancelled shall become immediately exercisable in full and shall, to the extent not theretofore exercised, terminate upon the earlier to occur of the expiration of six months after the date of such retirement and the date of termination specified in such Option; (ii) each SAR theretofore granted to him or her which shall not have theretofore expired or otherwise been cancelled shall become immediately exercisable in full and shall, to the extent not theretofore exercised, terminate upon the earlier to occur of the expiration of six months after the date of such retirement and the date of termination specified in such SAR; and (iii) any restrictions applicable to any shares allocated to such Participant in a Stock Award shall forthwith terminate.

(f)             Definition of Cause. For purposes of the foregoing, the term “cause” shall have the meaning set forth in the employment agreement by and between the Company and/or the Subsidiaries and the Participant, or, if no such agreement exists or such agreement does not define “cause” or any term of similar import, “cause” shall mean: (i) the commission by the Participant of any act or omission that would constitute a crime under federal, state or equivalent foreign law, (ii) the commission by the Participant of any act of moral turpitude, (iii) fraud, dishonesty or other acts or omissions that result in a breach of any fiduciary or other material duty to the Company and/or the Subsidiaries, (iv) willful misconduct, misfeasance or malfeasance of duty which is reasonably determined by the Company to be detrimental to the Company and/or the Subsidiaries, (v) gross neglect of the Participant’s duty to the Company and/or the Subsidiaries, (vi) prolonged absence from duty without the consent of the Company and/or the Subsidiaries, (vii) intentionally engaging in any activity that is in conflict with or adverse to the business or other interests of the Company and/or the Subsidiaries, or (viii) continued substance abuse that renders the Participant incapable of performing his or her material duties to the satisfaction of the Company and/or the Subsidiaries.

(g)            Definition of Retirement. For purposes of the foregoing,  the term “retirement” shall mean (i) the termination of a Participant’s employment with the Company and all of the Subsidiaries (A) other than for cause or by reason of his or her death or disability and (B) on or after the earlier to occur of (I) the first day of the calendar month in which his or her 65th birthday shall occur and (II) the date on which he or she shall have both attained his or her 55th birthday and completed ten years of employment with the Company and/or the Subsidiaries or (ii) the termination of a Participant’s service as a director with the Company and all of the Subsidiaries (A) other than for cause or by reason of his or her death and (B) on or after the first day of the calendar month in which his or her 65th birthday shall occur.

(h)            Definition of Disability. For purposes of the foregoing,  the term “disability” shall mean a Participant’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

12.            Change in Control.

(a)            Except as otherwise determined by the Committee at the time of grant, if a Participant’s employment, or directorship, with the Company and its Subsidiaries is terminated without cause (as defined in Section 11(f) hereof) or the Participant terminates his or her employment with, or terminates his or her service as a director of, the Company and its Subsidiaries for good reason (as defined in Section 12(c) hereof), whether voluntarily or otherwise, within one year after the effective date of a Change in Control (as defined in Section 12(b) hereof), (i) each Option theretofore granted to a Participant which shall not have theretofore expired or otherwise been cancelled shall become immediately exercisable in full upon the occurrence of such termination and shall, to the extent not theretofore exercised, terminate upon the date of termination specified in such Option; (ii) each SAR theretofore granted to a Participant which shall not have theretofore expired or otherwise been cancelled shall become immediately exercisable in full upon the occurrence of such termination and shall, to the extent not theretofore exercised, terminate upon the date of termination specified in such SAR; and (iii) any restrictions applicable to any shares allocated to a Participant in a Stock Award shall forthwith terminate upon the occurrence of such termination.

(b)           Definition of Change in Control.

(i)             For purposes of the foregoing, a “Change in Control” shall occur or shall be deemed to have occurred only if any of the following events occurs:

(A)           A change in the ownership of the Company. A change in ownership of the Company shall occur on the date that any one person, or more than one person acting as a “Group” (as defined under section 409A of the Code), acquires ownership of stock of the Company that, together with stock held by such person or Group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company; provided, however, that, if any one person or more than one person acting as a Group, is considered to own more than 50% of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons is not considered to cause a change in the ownership of the Company.

(B)           A change in the effective control of the Company. A change in the effective control of the Company occurs on the date that:

(I)            any one person, or more than one person acting as a Group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 35% or more of the total voting power of the stock of the Company; or

(II)            a majority of the members of the Company’s board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s board of directors prior to the date of the appointment or election; provided, however, that, if one person, or more than one acting as a Group, is considered to effectively control the Company, the acquisition of additional control of the Company by the same person or persons is not considered a change in the effective control of the Company.

(ii)            For purposes of Section 12(b) hereof, stock ownership is determined under Section 409A of the Code.

(c)            Definition of Good Reason. For purposes of the foregoing, the term “good reason” shall have the meaning set forth in the employment agreement by and between the Company and/or the Subsidiaries and the Participant, or, if no such agreement exists or such agreement does not define “good reason” or any term of similar import, “good reason” shall mean any of the following acts by the Company and/or the Subsidiaries, without the consent of the Participant (in each case, other than an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company and/or the Subsidiaries promptly after receipt of notice thereof given by the Participant): (i) a material diminution in the Participant’s position, authority, duties or responsibilities as in effect immediately prior to the Change in Control, (ii) a reduction in the Participant’s base salary from his or her highest base salary in effect at any time within 12 months preceding the Change in Control, (iii) failure to continue the Participant’s participation in any compensation plan in which he or she participated immediately prior to the Change in Control (or in a substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of the Participant’s participation relative to similarly situated employees, or (iv) requiring the Participant to be based at any office or location more than 50 miles from the location at which the Participant was stationed immediately prior to the Change in Control.

13.            Adjustment of Number of Shares.

(a)            In the event that a dividend shall be declared upon the Common Stock payable in shares of Common Stock, the number of shares of Common Stock then subject to any Award and the number of shares of Common Stock available for purchase or delivery under the Plan but not yet covered by an Award shall be adjusted by adding to each share the number of shares which would be distributable thereon if such shares had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend. In the event that the outstanding shares of Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, sale of assets, merger or consolidation in which the Company is the surviving corporation, then, there shall be substituted for each share of Common Stock then subject to any Award and for each share of Common Stock which may be issued under the Plan but not yet covered by an Award, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged.

(b)            In the event that there shall be any change, other than as specified in Section 13(a) hereof, in the number or kind of outstanding shares of Common Stock, or of any stock or other securities into which the Common Stock shall have been changed, or for which it shall have been exchanged, then, if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in the number or kind of shares then subject to any Award and the number or kind of shares available for issuance in accordance with the provisions of the Plan but not yet covered by an Award, such adjustment shall be made by the Committee and shall be effective and binding for all purposes of the Plan and of each Award.

(c)            In the case of any substitution or adjustment in accordance with the provisions of this Section 13, the option price in each Option for each share covered thereby prior to such substitution or adjustment shall be the option price for all shares of stock or other securities which shall have been substituted for such share or to which such share shall have been adjusted in accordance with the provisions of this Section 13.

(d)            No adjustment or substitution provided for in this Section 13 shall require the Company to issue a fractional share under any Award or to sell a fractional share under any Option.

(e)            In the event of the dissolution or liquidation of the Company, a merger, reorganization or consolidation in which the Company is not the surviving corporation or where the Company is the surviving corporation but the current shareholders of the Company retain ownership of less than 50% of the stock (directly or indirectly) of the surviving corporation, the Board in its discretion, may accelerate the payment of any Award, the exercisability of each Award and/or terminate the same within a reasonable time thereafter.

14.            Withholding and Waivers.

(a)            The Company shall have the right to deduct and withhold from Awards under the Plan any federal, state or local taxes of any kind required by law to be so deducted and withheld with respect to any shares of Common Stock issued under the Plan. Subject to the prior approval of the Company, which may be withheld by the Company in its sole discretion, the Participant may elect to satisfy such obligations, in whole or in part by: (i) causing the Company to withhold shares of Common Stock otherwise issuable pursuant to the exercise of an Option, a SAR or a Stock Award or (ii) delivering to the Company cash or a check to the order of the Company in an amount equal to the amount required to be so deducted and withheld. The shares of Common Stock withheld in accordance with method (i) above shall have a fair market value equal to such withholding obligation as of the date that the amount of tax to be withheld is to be determined.

(b)            In the event of the death of a Participant, an additional condition of exercising any Award shall be the delivery to the Company of such tax waivers and other documents as the Committee shall determine.

(c)            An additional condition of exercising any non-incentive stock option shall be the entry by the Participant into such arrangements with the Company with respect to withholding as the Committee shall determine.

15.            No Stockholder Status; No Restrictions on Corporate Acts; No Employment Right.

(a)            Neither any Participant nor his or her legal representatives, legatees or distributees shall be or be deemed to be the holder of any share of Common Stock covered by an Award unless and until a certificate for such share has been issued. Upon payment of the purchase price therefor, a share issued upon exercise of an Award shall be fully paid and non-assessable.

(b)            Neither the existence of the Plan nor any Award shall in any way affect the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding whether of a similar character or otherwise.

(c)            Neither the existence of the Plan nor the grant of any Award shall require the Company or any Subsidiary to continue any Participant in the employ or service of the Company or such Subsidiary.

16.            Nontransferability of Awards.

Except as provided in Section 3 hereof, no Option or SAR granted under this Plan shall be assignable or otherwise transferable by a Participant, except by will or by the laws of descent and distribution. If provided as permitted in Section 3 hereof a Stock Award granted under this Plan shall be assignable or otherwise transferable by a Participant only to the extent restrictions with respect to such Stock Award have terminated.

17.            Termination and Amendment of the Plan.

(a)            The Board may at any time terminate the Plan or make such modifications of the Plan as it shall deem advisable; provided, however, that the Board may not, without further approval of the holders of the shares of Common Stock, increase the number of shares of Common Stock as to which Awards may be granted under the Plan (as adjusted in accordance with the provisions of Section 12 hereof), or change the class of persons eligible to participate in the Plan, change the manner of determining stock option prices, or change the manner of determining the Value of a SAR. Notwithstanding the foregoing, the Board shall have the right, to terminate or modify the Plan; provided, however, that to the extent required by applicable law or the rules of the NASDAQ National Market System or such other exchange on which the Company’s securities shall be listed or traded no such termination or modification shall be effective without the further approval of the holders of the shares of Common Stock.

(b)            Except as otherwise provided in Sections 13(e) and 18 hereof, no termination or amendment of the Plan may, without the consent of the Participant to whom any Award shall theretofore have been granted, adversely affect the rights of such Participant under such Award. Notwithstanding the foregoing, the Board shall have the right, without the consent of the Participant affected, to amend or modify the Plan and any outstanding Award to the extent the Board determines necessary to comply with applicable law.

18.            Expiration and Termination of the Plan.

The Plan shall terminate on March 6, 2016 or at such earlier time as the Board may determine; provided, however, that the Plan shall terminate as of its effective date in the event that it shall not be approved by the stockholders of the Company at its 2006 Annual Meeting of Stockholders. Awards may be granted under the Plan at any time and from time to time prior to its termination. Any Award outstanding under the Plan at March 6, 2016 shall remain in effect until such Award shall have been exercised or shall have expired in accordance with its terms.

[FORM OF PROXY-FRONT SIDE OF TOP PORTION]

To Our Stockholders,

You are cordially invited to attend our Annual Meeting of Stockholders, to be held at 89 Twin Rivers Drive, East Windsor, New Jersey , at 11 a.m. on Monday, June 5, 2006.
[Company logo]
The enclosed Proxy Statement provides you with additional details about items that will be addressed at the Annual Meeting. Following consideration of the proposals set forth in the Proxy Statement, an overview of NexMed, Inc.’s activities will be presented and we will be available to answer any questions you may have. After reviewing the Proxy Statement, please sign, date and indicate your vote for the items listed on the Proxy Card below and return it by mail in the enclosed, postage-paid envelope, or vote by telephone by calling (800) 560-1965 (U.S. only), or by internet at http://www.eproxy.com/nexm/, whether or not you plan to attend the Annual Meeting.

Thank you for your prompt response.

Sincerely,
Vivian H. Liu
Secretary

NexMed, Inc. 89 Twin Rivers Drive, East Windsor, New Jersey, 08520
(Continued, and to be signed on reverse side)

[FORM OF PROXY- REVERSE SIDE OF TOP PORTION]

PROXY	PROXY
NEXMED, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoint(s) Vivian H. Liu and Mark Westgate, or either of them, the lawful attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned to attend the Annual Meeting of Stockholders of NexMed, Inc. to be held at 89 Twin Rivers Drive, East Windsor, New Jersey on Monday, June 5, 2006 at 11 a.m., local time, and any adjournment(s) or postponement(s) thereof, with all powers the undersigned would possess if personally present, and to vote the number of shares the undersigned would be entitled to vote if personally present.

In accordance with their discretion, said attorneys and proxies are authorized to vote upon such other matters or proposals not known at the time of solicitation of this proxy which may properly come before the meeting.

This proxy when properly executed will be voted in the manner described herein by the undersigned stockholder. If no instructions are given, the shares will be voted FOR the election of the nominees for directors named below and FOR Proposal Nos. 2 and 3. Any prior proxy is hereby revoked.

(Please detach here)

The Board of Directors recommends a vote FOR the election of the nominees for directors named below and
FOR Proposal Nos. 2 and 3.

PROPOSAL 1: Election of Directors:

1. Richard J. Berman:

2. Arthur D. Emil, Esq.:

FOR	WITHHOLD
AUTHORITY
☐	☐

To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.	☐

PROPOSAL 2: To consider and vote upon a proposal to approve and adopt the NexMed, Inc. 2006 Stock Incentive Plan.

FOR	AGAINST	ABSTAIN

☐	☐	☐

PROPOSAL 3: Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company.

FOR	AGAINST	ABSTAIN

☐	☐	☐

Address Change? Mark Box ☐ Indicate changes below:

Date:___________________________________

_______________________________________

_______________________________________
Signature(s) in Box
Please sign exactly as your name appears at the left.
When shares are held by joint tenants, both should sign.
When signing as attorney, executor, administrator, trustee
or corporation, please sign in full corporate name by
president or other authorized person. If a partnership,
please sign in partnership name by authorized person.

[FORM OF PROXY DETACHABLE PROXY CARD]
COMPANY #

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE - TOLL FREE - 1-800-560-1965 - QUICK *** EASY *** IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until Noon (EST) on Friday, June 2, 2006.
•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available.
•	Follow the simple instructions the Voice provides you.

VOTE BY INTERNET - http://www.eproxy.com/nexm/ - QUICK *** EASY *** IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until Noon (EST) on Friday, June 2, 2006.
•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available to obtain your records and create an electronic ballot.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to NexMed, Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St-Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card.

Please detach here